UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1771 E. Flamingo Rd #201-A, Las Vegas, NV 89119

(Address of principal executive offices)

(702) 734-3457

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2017, Players Network (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Kodiak Capital Group, LLC (the “Investor”), and issued the Investor a Common Stock Purchase Warrant (the “Warrant”) under which the Investor may purchase up to 37,500,000 shares of the Company’s common stock (“Common Stock”).

Pursuant to the Purchase Agreement, subject to the filing of a registration statement by the Company pursuant to the Registration Rights Agreement and it becoming effective under the Securities Act of 1933, the Investor has committed to purchase up to 37,500,000 shares of Common Stock upon delivery by the Company to the Investor of “Put Notices” from time to time, at a price equal to the greater of (i) $0.18 per share and (ii) 80% of the lowest daily volume weighted average price of the Company’s common stock during the three trading days following the delivery of the applicable Put Notice (the “VWAP Price”), but in no event at a price greater than $0.50 per share. Notwithstanding the foregoing, the Investor will not be required to purchase Common Stock under a Put Notice if the VWAP price during the applicable valuation period is less than $0.18 per share. The commitment of the Investor to purchase Common Stock under the Purchase Agreement will terminate on March 31, 2019. The Purchase Agreement also provides that the Investor shall not be required to purchase Common Stock to the extent that following such purchase, the Investor would beneficially own in excess of 9.99% of the outstanding shares of Common Stock.

The Company agreed to issue the Investor 500,000 shares of Common Stock (the “Commitment Shares”) upon the execution of the Purchase Agreement in consideration for the Investor’s commitment to purchase shares of Common Stock thereunder.

In accordance with the terms of the Registration Rights Agreement, the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission within 30 days of the execution of the Purchase Agreement covering the Commitment Shares and the shares of Common Stock that may be purchased by the Investor under the Purchase Agreement.

In connection with the Purchase Agreement, the Company issued the Investor the Warrant, which is exercisable for a three-year period and has an initial exercise price that will be equal to 140% of the initial purchase price paid by the Investor under the Purchase Agreement. The Warrant restricts the Investor from exercising the Warrant to the extent that following such exercise, the Investor would beneficially own in excess of 4.99% of the outstanding shares of Common Stock.

The information set forth above is qualified in its entirety by reference to the actual terms of the Purchase Agreement, the Registration Rights Agreement and the Warrant, which are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1	Common Stock Purchase Warrant, dated as of August 14, 2017, issued by the Company to the Investor.

Exhibit 10.1	Equity Purchase Agreement, dated as of August 14, 2017, between the Company and the Investor.

Exhibit 10.2	Registration Rights Agreement, dated as of August 14, 2017, between the Company and the Investor.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 18, 2017

By:	/s/ Mark Bradley
Mark Bradley, Chief Executive Officer